Exhibit 10.1

BLACKROCK, INC.
1999 STOCK AWARD AND INCENTIVE PLAN

PERFORMANCE-BASED STOCK OPTION AGREEMENT

GRANT NOTICE

Name of Optionee:	[ ] (the “Optionee”)
Number of Shares Subject to the Option:	[ ] shares of common stock, $0.01 par value, of BlackRock, Inc. (the “Shares”).
Option Exercise Price:	$[ ]
Grant Date:	December 4, 2017
Vesting Dates:	First Installment: Option relating to [ ] Shares, on December 4, 2022
Second Installment: Option relating to [ ] Shares, on December 4, 2023
Third Installment: Option relating to [ ] Shares, on December 4, 2024
Expiration Date:	December 4, 2026

This performance-based stock option (the “Option”) represents the right to purchase Shares in accordance with and subject to the terms and conditions of this Grant Notice and the Option Terms and Conditions (including the attachments hereto) (collectively, this “Agreement”), including, without limitation, the satisfaction of the performance conditions set forth in this Agreement.

********

Appendix A (Standard)

Exhibit 10.1

OPTION TERMS AND CONDITIONS

The Optionee and BlackRock, Inc., a Delaware company, and its successors (the “Company”) hereby agree as follows:

1.

Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1. Any capitalized terms used and not defined herein shall have the meanings set forth in the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan, as amended from time to time (the “Plan”).

(a)

“Affiliate” means any corporation, partnership, joint venture, association, organization or other person or entity that is directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person or entity specified.

(b)

“Cause” means the occurrence of any of the following: (i) gross negligence or intentional misconduct by the Optionee that (a) is in connection with the Optionee’s duties to the Company or any Subsidiary or Affiliate or (b) causes, or is reasonably expected to cause, harm (monetarily or otherwise) to the Company or its Subsidiaries or Affiliates, employees or Clients; (ii) the Optionee’s breach of fiduciary duty owed to the Company or its Subsidiaries or Affiliates or Clients; (iii) any misappropriation or embezzlement by the Optionee, or any action by the Optionee involving theft, fraud or material personal dishonesty; (iv) any violation by the Optionee of any domestic or foreign securities laws, rules or regulations including, but not limited to, those of any self-regulatory organization or authority; (v) the Optionee’s indictment, conviction of or guilty or nolo contendere plea to a felony or any crime involving theft, fraud or embezzlement or personal dishonesty, provided that if Optionee is terminated for Cause because of an indictment and such indictment does not ultimately result in a conviction or plea that would otherwise constitute Cause hereunder, then such termination will be deemed to be an involuntary termination other than for Cause as of the date of Optionee’s original termination; (vi) the Optionee’s willful failure or refusal to perform material duties or material obligations owed to the Company or its Subsidiaries or Affiliates; or (vii) the Optionee’s material violation of the written policies of the Company or its Subsidiaries or Affiliates, including the BlackRock, Inc. Confidentiality and Employment Policy and Code of Business Conduct and Ethics.  A determination of Cause shall be in the sole discretion of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.
(d)	“Committee” means the Management Development and Compensation Committee of the Board of Directors of the Company.
(e)

“Competitive Activity” means any activity that competes with any of the business operations of the Company or any of its Subsidiaries or its Affiliates, as determined by the Company in its sole discretion, and shall include representing or associating in any capacity (including, without limitation, as an officer, employee, partner, director, consultant, agent, advisor or security holder) with a company that competes with the Company or any of its Subsidiaries or Affiliates. Notwithstanding the foregoing, the Optionee’s beneficial ownership of less than 5% of the economic or voting interests of a publicly-held company shall not constitute a Competitive Activity.

Appendix A (Standard)

Exhibit 10.1

(f)	“Confidentiality Policy” means the Company’s Confidentiality and Employment Policy, as it may be amended from time to time.
(g)

“Disability” means the Optionee’s physical or mental incapacity constituting disability, as determined under the long-term disability plan applicable to the Optionee’s employment with the Company or any Subsidiary or Affiliate, which, in any event, does or is reasonably expected to continue for at least twelve (12) months.

(h)

“Fair Market Value” means, as of a particular date, (i) the closing sales price per Share on the national securities exchange on which Shares are principally traded for the last preceding date on which there was a sale of Shares on such exchange, or (ii) if Shares are then traded in an over-the-counter market, the average of the closing bid and asked per Share in such over-the-counter market for the last preceding date on which there was a sale of Shares in such market, or (iii) if Shares are not then listed on a national securities exchange or traded in an over-the-counter market, the fair market value of a Share shall be determined by the Committee in its sole discretion.

(i)

“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(j)

“Termination of Employment” means the termination of the Optionee’s employment with, or performance of services for, the Company or any Subsidiary or Affiliate. An individual employed by, or performing services for, any Subsidiary or an Affiliate also shall be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be a Subsidiary or Affiliate, as the case may be, and the individual does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and any Subsidiary or Affiliate shall not be considered Terminations of Employment.

(k)	“Vesting Date” means the applicable Vesting Date specified in the Grant Notice.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

2.

Grant. The Company hereby grants to the Optionee as of the Grant Date an Option to purchase the number of Shares set forth in the Grant Notice, subject to the terms and conditions of this Agreement and the Plan. The Optionee may exercise, on or after the Vesting Dates specified in the Grant Notice and on or prior to the Expiration Date specified in the Grant Notice, all or any vested portion of the Option at the Option Exercise Price per Share specified in the Grant Notice, subject to the terms and conditions set forth in this Agreement and the Plan. The Optionee shall not be entitled to receive any property or cash dividends with respect to the Shares relating to the Option prior to the date that any such Shares are delivered to the Optionee pursuant to the exercise of the Option. The Option is not intended to qualify and shall not be treated as an “incentive stock option” under §422 of the Code.

3.	Vesting.
(a)	No portion of the Option may be exercised until the date on which such portion of the Option becomes vested. Subject to Section 6 hereof and any determination of the

Appendix A (Standard)

Exhibit 10.1

Company in its sole discretion to accelerate the vesting schedule hereunder, the Option shall vest with respect to the number of Shares specified on the Vesting Dates set forth in the Grant Notice, provided that the performance conditions set forth in Section 4 hereof have been satisfied in accordance with the terms and conditions set forth therein. Once vested, the Option shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions of this Agreement and the Plan.

(b)

Notwithstanding anything in this Agreement to the contrary, and only to the extent permitted by applicable law, if as of a particular Vesting Date (or, if any, the vesting date of any other outstanding cash or equity-based awards granted to the Optionee under the Plan (together with the Option, the “Unvested Awards”)), the Optionee is the subject of an investigation by the Company or governmental entity or regulator relating to conduct of the Optionee that could, in the Company’s reasonable opinion, constitute Cause, the Company shall in its discretion have the right to determine that the portion of the Unvested Awards that would otherwise vest on such vesting date (the “Holdback Portion”) shall not vest, subject to resolution of the investigation and the exhaustion of all appeal rights (of either the Optionee or the Company) related thereto (the “Resolution”). Upon Resolution, any Holdback Portion shall vest in accordance with the terms and conditions of the applicable award agreement, provided that, if upon Resolution, the Company determines that the conduct giving rise to the investigation constituted Cause, the Holdback Portion and any other portion of the Unvested Awards that would otherwise vest on a later vesting date shall not vest and shall be forfeited for no consideration. The determination of whether conduct constitutes Cause and whether the Holdback Portion vests or is forfeited in accordance with the preceding sentence shall be made regardless of whether there has been a Termination of Employment (for any reason) prior to Resolution.

4.	Performance Conditions
(a)	In order for any portion of the Option to vest and become exercisable on the applicable Vesting Dates:
(i)

a per Share closing sales price equal to twenty-five percent (25%) above the Option Exercise Price must be met for at least twenty (20) consecutive trading days on or prior to the fifth anniversary of the Grant Date; and

(ii)	the Company’s average annual Organic Revenue (as defined below) from January 1, 2018 through December 31, 2021 must be greater than zero (together with clause (i) above, the “Performance Conditions”).

Achievement of the Performance Conditions shall be determined by the Committee. If the Performance Conditions are not achieved, as determined by the Committee, on or prior to the fifth anniversary of the Grant Date, the Option shall terminate immediately effective as of such date, with no payment made in consideration therefor.

(b)

For purposes of this Section 4, “Organic Revenue” means, with respect to a particular fiscal year, the sum of (i) annualized investment advisory services and administration fees generated by the Company in such year relating to the sale/redemption of products or provision of services to new or existing clients in accordance with the firm’s AUM policy (excluding (A) fees from the Company’s

Appendix A (Standard)

Exhibit 10.1

securities lending businesses and (B) fees derived from capital gains and dividend reinvestment) and (ii) annualized recurring revenue generated by the Company in such year from the sale/notified loss of Aladdin products and services to new or existing clients.

5.	Exercise of Option.
(a)

The Option shall be exercised in the following manner: the Optionee, or the person or persons having the right to exercise the Option upon the death or Disability of the Optionee, shall specify the number of Shares that the Optionee elects to purchase and provide the aggregate amount of the Option Exercise Price for any Shares being purchased under the Option.

(b)

In satisfaction of the Optionee’s obligation to pay to the Company the aggregate amount of the Option Exercise Price for any Shares being purchased under the Option at the time the Option is exercised, the Company shall withhold from the number of Shares the Optionee would otherwise receive upon exercise of the Option that number of whole Shares (and, if applicable, a fractional Share) having a Fair Market Value equal to the aggregate amount of the Option Exercise Price for any Shares being purchased, provided that any fractional Share resulting therefrom that would otherwise be returned to the Optionee shall be immediately settled in cash. Alternatively, the Optionee may choose to satisfy such obligation by paying such amount in cash or by certified or cashier’s check.

(c)

Not less than one hundred (100) Shares may be purchased at any time upon the exercise of any portion of the Option, unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option. The Option may be exercised only to purchase whole Shares and in no case may a fractional Share be purchased.

(d)

In satisfaction of the Optionee’s obligation to pay to the Company an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect to the exercise of the Option prior to the delivery of any Shares to which such Optionee shall be entitled upon exercise of the Option, the Company shall withhold from the number of Shares the Optionee would otherwise receive upon exercise of the Option that number of whole Shares (and, if applicable, a fractional Share) having a Fair Market Value equal to the minimum necessary amount of such tax withholding obligation (determined without regard to Section 83(c)(3) of the Code), provided that any fractional Share resulting therefrom that would otherwise be returned to the Optionee shall be immediately settled in cash. Alternatively, the Optionee may choose to satisfy such obligation by paying such amount in cash or by certified or cashier’s check.

(e)

Notwithstanding any other provision hereof or of the Plan, no portion of the Option shall be exercisable (i) after termination of the Option in accordance with the provisions hereof, (ii) after the Expiration Date, or (iii) at any time unless all necessary regulatory or other approvals have been received.

6.	Termination of Employment.
(a)	Termination of Employment by the Company or its Subsidiaries or Affiliates for Cause. The Option (whether or not vested) shall terminate upon the Optionee’s

Appendix A (Standard)

Exhibit 10.1

Termination of Employment by the Company or one of its Subsidiaries or Affiliates for Cause, with no payment made in consideration therefor.
(b)

Termination of Employment by the Company or its Subsidiaries or Affiliates Other than for Cause. Upon the Optionee’s Termination of Employment by the Company or one of its Subsidiaries or Affiliates other than for Cause (which shall not include a Termination of Employment due to the Optionee’s Disability or as a result of the Optionee’s death), (i) any portion of the Option that is vested as of the Optionee’s Termination of Employment shall remain outstanding and exercisable through the Expiration Date and shall thereafter terminate and (ii) a pro-rata portion (as described below) of the Option that is not yet vested as of the Optionee’s Termination of Employment shall remain outstanding and eligible to vest on the Vesting Dates set forth in the Grant Notice (subject to the achievement of the performance conditions set forth in Section 4 hereof) and, if vested, shall remain outstanding and exercisable through the Expiration Date and shall thereafter terminate; provided, that, (x) the Optionee complies with Appendix A of this Agreement, (y) the Optionee executes (and does not revoke) a general release of claims in favor of the Company and its Subsidiaries and Affiliates in the form provided by the Company that becomes effective within sixty (60) days of the date of such Termination of Employment (or such earlier date as may be required by the Company) and (z) the Optionee does not engage in any Competitive Activity prior to the exercise of the Option. Such pro-rata portion (with respect to each tranche) shall be equal to the product of (i) the number of Shares subject to each portion of the Option that is not yet vested as of the Optionee’s Termination of Employment multiplied by (ii) a fraction (not greater than 100%), the numerator of which is equal to the sum of (x) the number of full months, rounded down to the nearest whole month, elapsed from the Grant Date through the Optionee’s Termination of Employment and (y) the number twelve (12) (reflecting one additional year of service credit), and the denominator of which is the number of full months elapsed from the Grant Date through the applicable Vesting Date.

(c)

Termination of Employment Due to the Optionee’s Voluntary Termination (including Retirement). If the Optionee voluntarily terminates employment with the Company or one of its Subsidiaries or Affiliates (including as a result of the Optionee’s retirement), any portion of the Option that is vested as of the Optionee’s Termination of Employment shall remain outstanding and exercisable for ninety (90) days following the date of such Termination of Employment (but in no event later than the Expiration Date), and shall thereafter terminate; provided, that, (x) the Optionee complies with Appendix A of this Agreement, (y) the Optionee executes (and does not revoke) a general release of claims in favor of the Company and its Subsidiaries and Affiliates in the form provided by the Company that becomes effective within sixty (60) days of the date of such Termination of Employment (or such earlier date as may be required by the Company) and (z) the Optionee does not engage in any Competitive Activity prior to the exercise of the Option. Any portion of the Option that is not yet vested as of such Termination of Employment shall terminate immediately effective as of such date, with no payment made in consideration therefor.

(d)

Termination of Employment Due to the Optionee’s Disability or Death. Upon the Optionee’s Termination of Employment due to the Optionee’s Disability or as a result of the Optionee’s death, (i) any portion of the Option that is vested as of the Optionee’s Termination of Employment shall remain outstanding and exercisable through the Expiration Date and shall thereafter terminate and (ii) any portion of the Option that is not yet vested as of the Optionee’s Termination of Employment shall remain outstanding and eligible to vest on the Vesting Dates set forth in the Grant

Appendix A (Standard)

Exhibit 10.1

Notice (subject to the achievement of the performance conditions set forth in Section 4 hereof) and, if vested, shall remain outstanding and exercisable through the Expiration Date and shall thereafter terminate; provided, that, (x) the Optionee complies with Appendix A of this Agreement, (y) the Optionee (or the Optionee’s estate, as applicable) executes (and does not revoke) a general release of claims in favor of the Company and its Subsidiaries and Affiliates in the form provided by the Company that becomes effective within sixty (60) days of the date of such Termination of Employment (or such earlier date as may be required by the Company) and (z) the Optionee does not engage in any Competitive Activity prior to the exercise of the Option.

7.	Optionee’s Covenants and Acknowledgements. In order to induce the Company to enter into this Agreement, the Optionee hereby agrees to the covenants set forth on Appendix A attached hereto.
8.	Forfeiture.
(a)

Breach of Confidentiality Policy or Appendix A. In the event of any breach by the Optionee of the Confidentiality Policy or the provisions of Appendix A attached hereto, the Company shall have the right, if the conduct or activity giving rise to such breach occurs within one year following the most recent date upon which Shares are delivered to the Optionee pursuant to the exercise of the Option, to require the Optionee to repay to the Company the positive difference between the Fair Market Value of the Shares on the date of exercise and the Option Exercise Price, and any unexercised portion of the Option shall terminate immediately effective as of the date of such breach, with no payment made in consideration therefor. The determination of whether the Optionee has engaged in a breach of the Confidentiality Policy or Appendix A shall be determined by the Committee in its sole discretion.

(b)

Competitive Activity Prior to Exercise. If the Optionee engages in Competitive Activity at any time prior to the date that all or any portion of the Option has been exercised, the Option (or, if any, any other award under the Plan held by the Optionee that is unvested as of the date the Optionee engages in such Competitive Activity) shall terminate immediately effective as of such date, with no payment made in consideration therefor. The Company may elect in its sole discretion to waive the foregoing provision. The Optionee acknowledges and agrees that any waiver by the Company of a similar forfeiture provision with respect to any other award under the Plan held by the Optionee or any other award recipient shall not entitle the Optionee to such a waiver with respect to the Option.

(c)

Violation of Section 2 or Section 3 of Appendix A. If, at any time prior to the date that all or any portion of the Option has been exercised, the Optionee engages in any activity that would violate Section 2 or Section 3 of Appendix A attached hereto (without regard to the temporal limitations set forth therein), the Option shall terminate immediately effective as of such date, with no payment made in consideration therefor.

(d)

Existence of Cause Prior To Termination of Employment.  If following the Optionee’s Termination of Employment, the Company becomes aware of conduct or activity by the Optionee that occurred during the period of Optionee’s employment with the Company that would have constituted Cause, then any portion of the Option, or any other award under the Plan held by the Optionee, that is unvested or unexercised (and any payments or benefits in respect thereto) shall be forfeited. The

Appendix A (Standard)

Exhibit 10.1

determination of whether the Optionee has engaged in conduct or activity that would have constituted Cause had it been known by the Company prior to Termination of Employment shall be made by the Company in its sole discretion.  The Company may elect in its sole discretion to waive the foregoing provision. The Optionee acknowledges and agrees that any waiver by the Company of a similar forfeiture provision with respect to any other award under the Plan held by the Optionee or any other optionee shall not entitle the Optionee to such a waiver with respect to the Option.

(e)

Clawback Policy. The Optionee acknowledges and agrees that the Option granted pursuant to this Agreement is subject to the Company’s Clawback Policy, as it may be amended from time to time (the “Clawback Policy”).  Subject to the terms of the Clawback Policy, the Optionee agrees that in the event a determination is made under the Clawback Policy that the Optionee engaged in fraud or willful misconduct that caused the need for a significant restatement of the Company’s financial statements, (i) the Optionee shall repay to the Company the positive difference between the Fair Market Value of the Shares on the date of exercise and the Option Exercise Price or such other amount as determined to be repaid under the Clawback Policy, and (ii) any unexercised portion of the Option shall terminate immediately effective as of the date of such determination, with no payment made in consideration therefor.

(f)

Any repayment obligations under this Section 8 shall be satisfied by the Optionee within thirty (30) days of the Company’s provision of a written demand for repayment.  In the event that the Optionee realizes a tax benefit in connection with any repayment under this Section 8, either through refund, credit, deduction or otherwise, the Optionee shall pay to the Company the amount of such tax benefit, as determined in good faith by the Company, and the amount of such tax benefit shall be treated as part of the repayment obligation under this Section 8.  Any repayment obligation under this Section 8 may be satisfied in Shares or cash or a combination thereof (based upon the Fair Market Value of the Shares on the date of payment), and the Optionee acknowledges and agrees that the Company may, to the extent permitted by applicable law (including, without limitation, Section 409A of the Code), provide for an offset to any future payments owed by the Company or any Subsidiary or Affiliate to the Optionee, if necessary, to satisfy the repayment obligation.  The Optionee agrees to execute such documents as may be necessary to effect the repayment obligations referred to in this Section 8.

(g)

Any repayment obligation under this Section 8 shall be in addition to (i) any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment; and (ii) any repayment or clawback requirements under applicable law or regulation, including, without limitation, under the Sarbanes-Oxley Act of 2002, as amended, the Securities Exchange Act of 1934, as amended or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

9.

Transferability. This Agreement is personal to Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and is exercisable, during Optionee’s lifetime, only by Optionee or his or her guardian or legal representative.

10.	Miscellaneous.

Appendix A (Standard)

Exhibit 10.1

(a)

Incorporation by Reference. The obligation of the Company to deliver any Shares upon exercise of all or any portion of Option under this Agreement is specifically subject to all provisions of the Plan and all applicable laws, rules, regulations and governmental and stockholder approvals.

(b)	Acknowledgements. The Optionee hereby acknowledges the following:
(i)	the Optionee is voluntarily accepting the grant of the Option;
(ii)

the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future awards of stock options or benefits in lieu of stock options, even if such stock options have been granted in the past;

(iii)

the Option and any delivery of Shares pursuant to the exercise of the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or welfare benefits or similar payments, and in no event should be considered as compensation for, or in any way relating to, past services to the Company or any of its Subsidiaries or Affiliates;

(iv)

unless otherwise required by applicable law, the Optionee is solely responsible for investigating and complying with any exchange control laws applicable to the Optionee in connection with any delivery of Shares pursuant to the exercise of the Option, if any; and

(v)

the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Option.  The Optionee is hereby advised to consult with the Optionee’s personal tax, legal and financial advisors regarding the Option before taking any action in relation thereto.

(c)

Amendments and Waivers.  This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto. The waiver by a party hereto of a breach by another party hereto of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other party or as a waiver of any other or subsequent breach by such other party, except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(d)

Enforceability; Injunction.  The Company and the Optionee agree that in the event that any one or more of the terms and conditions set forth in this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and conditions will not in any way be affected or impaired thereby.  Moreover, if any one or more of the terms and conditions contained in this Agreement are held to be excessively broad as to duration, scope, activity or subject,

Appendix A (Standard)

Exhibit 10.1

such terms and conditions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.  The Optionee acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Appendix A attached hereto would be inadequate and, in recognition of this fact, the Optionee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

(e)

Binding Effect; Assignment; Third-Party Beneficiaries.  This Agreement shall apply to and bind the Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. In addition, any Subsidiary or Affiliate to whom the Optionee has provided services shall be a third-party beneficiary of this Agreement and shall be entitled to enforce this Agreement. The Company shall be entitled to assign its rights and obligations hereunder to the extent permitted by the Plan.

(f)	Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions hereof.
(g)	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(i)

Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of New York (excluding any conflict of law, rule or principle of New York law that might refer the governance, construction or interpretation of this Agreement to the laws of another state).

(ii)

Submission to Jurisdiction. Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any U.S. federal or state court located in the State of New York in New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to venue of any such litigation in any U.S. federal or state court located in the State of New York in New York County, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such litigation.

(iii)

Waiver of Jury Trial. Each party hereto irrevocably and unconditionally waives any right to a trial by jury with respect to any matters arising out of the Optionee’s employment, termination of employment or any matter relating to the Optionee’s compensation and benefits (including, without limitation, any compensation arising pursuant to the terms of this Agreement) and agrees that either of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any litigation.

Appendix A (Standard)

Exhibit 10.1

(h)

Notices. Any notice required or permitted to be given under the Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

BlackRock, Inc.
40 E. 52nd Street
New York, New York 10022
Attn: General Counsel

If to the Optionee:

To the last address delivered to the Company by the Optionee in the manner set forth herein.

(i)

Data Privacy Consent.  By accepting this Grant, the Optionee hereby unconditionally consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement by and among, as applicable, the Optionee’s employing entity and the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing any awards issued to the Optionee under the Plan. The Optionee understands that the Company and the Optionee’s employing entity hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of any grant awarded, canceled, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the purpose of implementing, administering and managing any awards issued to the Optionee under the Plan. The Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of awards issued under the Plan, and the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that such recipients’ country may have different data privacy laws and protections from the Optionee’s country.  The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing any awards issued to the Optionee under the Plan.  The Optionee understands the Data will be held only as long as is necessary to implement, administer and manage grants under the Plan.  Further, the Optionee understands that the Optionee’s consent herein is being provided on a purely voluntary basis.

(j)

No Right to Continued Employment or Business Relationship. This Agreement shall not confer upon the Optionee any right with respect to continued employment or a continued business relationship with the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any such employment or relationship.

(k)

Entire Agreement. This Agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement and the Plan.

Appendix A (Standard)

Exhibit 10.1

(l)	Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

********

This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern.

Appendix A (Standard)

Exhibit 10.1

APPENDIX A

Optionee’s Covenants and Acknowledgements

1.Non-Disclosure / Intellectual Property.  The Optionee may not, during or subsequent to the Optionee’s employment with the Company or any of its Subsidiaries or Affiliates, without the prior written consent of the Company, use, divulge, disclose, or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as defined below) pertaining to the business of the Company or any of its Affiliates except (i) while employed by the Company or any of its Subsidiaries or Affiliates, in the business of and for the benefit of the Company or any of its Subsidiaries or Affiliates, or (ii) when required to do so by a court of competent jurisdiction or regulatory body.  In the event that the Optionee becomes compelled by an order of a court to disclose any Confidential Information, the Optionee is required to provide the Company with prompt, prior written notice and to disclose only that portion of the Confidential Information which is legally required.

For purposes of this Agreement, “Confidential Information” shall mean any non-public information (whether oral, written or electronically stored) relating to the business or the affairs of the Company and its Subsidiaries or Affiliates or of any client of the Company or of any of its Affiliates, whether obtained from the Company or any of its Subsidiaries or Affiliates, any client of the Company or any of its Subsidiaries or Affiliates or known by the Optionee as a consequence of or through the Optionee’s relationship with the Company or any of its Subsidiaries or Affiliates, whether obtained before or after the Optionee executes this Agreement and whether obtained from an entity which was not a Company Subsidiary or Affiliate at the time such information became available but which is now or later becomes a Subsidiary or Affiliate of the Company.  Such information includes but is not limited to non-public information concerning the financial data, strategic or financial plans, models, business plans, proprietary project information, marketing plans, future transactions (regardless of whether or not such transactions are executed), customer lists, employee lists, employees’ salary and other compensation, partners’ compensation, and other proprietary and confidential information of the Company, the Company’s Subsidiaries or Affiliates or any of their clients, that, in any case, is not otherwise available to the public. Confidential Information includes information encompassed in drawings, designs, plans, proposals, reports, research, marketing and sales plans, financial information, costs, quotations, specification sheets and recording media.  Confidential Information also includes information which relates directly or indirectly to the computer systems and computer technology of the Company and its Subsidiaries or Affiliates, including but not limited to source codes, object codes, reports, flow charts, screens, algorithms, use manuals, installation and/or operation manuals, computer software, spreadsheets, data computations, formulas, techniques, databases, and any other form or compilation of computer-related information.

Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit or restrict the Optionee from responding to any inquiry from, providing testimony before, or making reports of possible violations of federal law or regulation to, any governmental agency or entity, any other self-regulatory organization, or any other federal or state regulatory authority, specifically including, without limitation, the Securities and Exchange Commission and the Financial Industry Regulatory Authority (FINRA) or otherwise limit the Optionee’s rights under the BlackRock Global Policy for Reporting Illegal or Unethical Conduct.

It is the policy of the Company and its Subsidiaries and Affiliates not to use or accept any confidential or proprietary information of third parties, including former employers of the Optionee. The Optionee shall not disclose such confidential or proprietary information of third parties to the Company or any of its Subsidiaries or Affiliates, their employees, agents, or independent contractors, or to any other third party, and shall not use such confidential or proprietary Information of third parties while employed by the Company or any of its Subsidiaries or Affiliates, unless the Optionee

Appendix A (Standard)

Exhibit 10.1

has obtained and presented to the Company the appropriate authorizations for such use or disclosure from such third parties and has also obtained the Company’s approval of such use or disclosure.

The Company and its Subsidiaries and Affiliates may, from time to time, enter into agreements and/or business relationships with third party vendors and/or suppliers of information as a result of which the Optionee may have access to confidential information proprietary to such third parties (“Third Party Confidential Information”). The use and disclosure by the Optionee of Third Party Confidential Information shall be governed by the terms and conditions of this Agreement and shall be in strict compliance with any existing agreement between the Company or any of its Subsidiaries or Affiliates and the third parties to hold such information confidential. Prior to using any Third Party Confidential Information, the Optionee is required to inquire whether and to what extent the use of such Third Party Confidential Information is governed by an existing agreement and must comply with the terms of any such agreement. In addition, prior to sharing such Third Party Confidential Information internally, the Optionee is required to determine that sharing the information is appropriate and must inform the employee receiving the information of the terms of the agreement.

The Company and its Subsidiaries and Affiliates may at times develop appropriate information barriers to assure that restricted information related to a client of the Company or a Subsidiary or Affiliate of the Company is not improperly communicated or disclosed to other employees within the Company and its Subsidiaries and Affiliates.  If the Optionee has reason to believe that he or she is subject to any information barrier, the Optionee is required to inquire of the Legal & Compliance Department as to the applicability and terms of any such information barrier.  Any information barriers shall be established pursuant to the Company’s Information Barrier Policy and procedures.

Upon the Optionee’s Termination of Employment for any reason, the Optionee is required to return to the Company all Confidential Information (including all reproductions thereof whether on computer, electronic media or otherwise) furnished to or otherwise in the Optionee’s possession immediately upon request by the Company at any time, and shall not contact any employee of the Company or its Subsidiaries or Affiliates for the purpose of soliciting Confidential Information.

The Optionee understands and agrees that pursuant to the United States Defend Trade Secrets Act of 2016:

An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

The Optionee agrees that the Company is the exclusive owner of any business-related ideas, products, materials, discoveries, inventions, computer programs, research, writing or other work products developed by the Optionee that are in the scope of, or otherwise related to the business of the Company or its Subsidiaries or Affiliates, or developed using equipment, resources, or trade secrets of the Company or its Subsidiaries or Affiliates (“Inventions”).  The Optionee hereby transfers and assigns such Inventions to BlackRock and the Optionee shall whenever requested to do so by the Company, execute any and all applications, assignments, or other instruments that the Company

Appendix A (Standard)

Exhibit 10.1

deems necessary to apply for and obtain patents or copyrights or other intellectual property protection in the United States or any other country or otherwise protect the Company’s and its Subsidiaries’ and Affiliates’ interests therein.  Such obligations shall continue beyond the Optionee’s Termination of Employment with the Company with respect to Inventions developed, conceived or made by the Optionee during the term of the Optionee’s employment with the Company or its Subsidiaries or Affiliates. Further, the Optionee agrees that such obligation will be binding on the Optionee’s assigns, executors, administrators and other legal representatives.

2.Non-Solicitation of Clients, etc.  The Optionee shall not, for a period of one year immediately following Termination of Employment, whether on his or her own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly, (i) call on, interfere with, solicit or assist in soliciting the business of any “Client” or “Prospective Client” or (ii) accept business from, or enter into a relationship with, any such “Client” or “Prospective Client”, in each case, with whom the Optionee has had, directly or indirectly, personal contact or dealings on behalf of the Company or its Subsidiaries or Affiliates during the one year period immediately preceding his or her Termination of Employment. Notwithstanding the foregoing, the Optionee may engage in business activities with “Intermediary Clients”, provided, that, the Optionee shall not (x) interact with any Intermediary Client with respect to business placed with or through such Intermediary Client by the Company or any of its Subsidiaries or Affiliates or (y) engage in any conduct interfering with or damaging the Company’s (or any of its Affiliates’) relationship with any Intermediary Client.

For purposes of this Agreement, the terms:

(a)

“Client” shall mean any person, firm, company, or other organization (including an Intermediary Client) to whom the Company or any of its Subsidiaries or Affiliates has supplied services, products or professional advice;

(b)

“Prospective Client” shall mean any person, firm, company or other organization (including an Intermediary Client) with whom the Company or any of its Subsidiaries or Affiliates has had negotiations or discussions regarding the possible supply of products or advice, or with respect to whom the Company or any of its Subsidiaries or Affiliates has expended significant time, effort or money in developing a bid or proposal for the supply of services, products or advice; and

(c)

“Intermediary Client” shall mean any person or entity (such as a broker dealer, distributor, financial adviser, administrator or other marketing or service organization) through which the Company or any of its Subsidiaries or Affiliates offers, markets, distributes or provides its services, products or advice.

3.Non-Enticement of Employees; No Hire.  The Optionee shall not, during his or her employment and for a period of one year immediately following Termination of Employment, either on his or her own account or in conjunction with or on behalf of any other person, company, business entity or other organization whatsoever, directly or indirectly: (i) induce, solicit, entice, participate in or procure any person who is an employee of the Company or any of its Subsidiaries or Affiliates to leave such employment or (ii) accept into employment, hire or otherwise engage or use the services of, or actively interfere with the Company’s or any Subsidiaries’ or Affiliates’ relationship with, any person who is an employee of the Company or any of its Subsidiaries or Affiliates or who was an employee of the Company or any of its Affiliates during the period commencing one year prior to the Termination of Employment.

4.Non-Disparagement; No Conflicts.  The Optionee shall not at any time during or subsequent to the Optionee’s employment with the Company or any of its Subsidiaries or Affiliates, criticize,

Appendix A (Standard)

Exhibit 10.1

speak ill of, disparage or make false statements in respect of the Company, its Subsidiaries or Affiliates or any of their employees; provided, however, that the Optionee shall not be prohibited from making truthful statements about the Company or any of its Subsidiaries or Affiliates.  The Optionee also shall not, during the course of employment with the Company or any of its Subsidiaries or Affiliates take any action which conflicts with (or appears to conflict with) the Company’s or any of its Subsidiaries or Affiliates’ business interests except if ordered to do so by a court or government agency.

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Appendix A (Standard)

Exhibit 10.1

ACCEPTED AND AGREED BY:

OPTIONEE

Signature	Date

Name (Please Print)

Address

BLACKROCK, INC.

By:
Name: Laurence D. Fink
Title: Chairman and Chief Executive Officer

Appendix A (Standard)